                                                                   EXHIBIT 99.01


FOR IMMEDIATE RELEASE                                         www.quintiles.com

CONTACT:   Pat Grebe, Media Relations (media.info@quintiles.com)
           Greg Connors, Investor Relations (invest@quintiles.com)
           919 998 2000

            QUINTILES TRANSNATIONAL REPORTS 2nd QUARTER EPS OF $0.25


Net income up 44% from previous year's quarter; net new business wins climb 25%
                 for first half of 2003 vs. same period in 2002

RESEARCH TRIANGLE PARK, N.C. - August 12, 2003 - Quintiles Transnational Corp. (Nasdaq: QTRN) today announced financial results for the quarter ended June 30, 2003. Earnings per share for second quarter 2003 were $0.25 on a diluted basis, a 47% increase from second quarter 2002 EPS of $0.17 and exceeding analysts' consensus expectation of $0.14 as reported by First Call. Net income for second quarter 2003 was $29.6 million, a 44% increase from second quarter 2002 net income of $20.6 million. Total gross revenues and net revenues for second quarter 2003 were $520 million and $423 million, respectively, compared to $498 million and $390 million for second quarter 2002.

For the first half of 2003, net new business totaled an estimated $727 million, a 25% increase versus the same period in 2002, resulting in a backlog on June 30, 2003, of approximately $1.7 billion, including $63 million in internal backlog generated by Quintiles' strategic investment group, PharmaBio Development.

"Our performance reflects Quintiles' efficiency improvements and our intensive business development efforts," said Quintiles Transnational Chairman Dennis Gillings, Ph.D. "We believe pharma and biotech companies increasingly are recognizing Quintiles' ability to add value to their products, which is a powerful differentiator in today's marketplace."

On April 10, 2003, Quintiles Transnational and Pharma Services Holding, Inc. announced that they had signed a merger agreement for Quintiles' public shareholders to receive $14.50 per share in cash. The transaction is subject to Pharma Services' completion of its committed financing and customary conditions, including regulatory and Quintiles' shareholder approvals. As previously announced, Quintiles anticipates that a special meeting of shareholders to vote on the proposed merger will be held in the third quarter of 2003.

Quintiles Transnational's second quarter 2003 financial briefing will be held at 11 a.m. EDT on Wednesday, August 13, and will be broadcast live over the Web. Interested parties can access the webcast at www.quintiles.com/corporate_info/broadcast_center. Additionally, a replay of the webcast will be available via the same link about two hours after the call, and will be archived for on-demand replay through 5 p.m. EDT, Friday, August 29.

Supplemental financial information, including the Company's Form 10-Q for second quarter 2003, is available under "Additional Financials" in the Investors section of Quintiles' Web site www.quintiles.com/investors/additional_financials.

Quintiles Transnational helps improve healthcare worldwide by providing a broad range of professional services, information and partnering solutions to the pharmaceutical, biotechnology and healthcare industries. Headquartered near Research Triangle Park, North Carolina, Quintiles is a member of the S&P 500 and Fortune 1000. For more information visit the company's Web site at www.quintiles.com.

The schedules attached to this release are an integral part of this release. Information in this press release contains "forward-looking statements" about Quintiles. These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, uncertainties arising in connection with the proposed merger with a subsidiary of Pharma Services Holding, Inc., including the possibility that regulatory authorities and shareholders might not approve the merger, the necessary financing may not be obtained, or that other conditions to closing under the merger agreement may not be satisfied or waived, the risk that the market for our products and services will not grow as we expect, the risk that our PharmaBio transactions will not generate revenue or profit at the rate or levels we anticipate or that royalty revenues under the PharmaBio agreements may not be adequate to offset Quintiles' upfront and ongoing expenses in providing sales and marketing services or in making milestone and marketing payments, our ability to efficiently distribute backlog among project management groups and match demand to resources, actual operating performance, variation in the actual savings and operating improvements resulting from previous restructurings, the ability to maintain large customer contracts or to enter into new contracts, changes in trends in the pharmaceutical industry, and the ability to operate successfully in new lines of business. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Qs.

                                      # # #




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SCHEDULE 1 OF 2
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                Three Months Ended June 30       Six Months Ended June 30
                                                                      2003       2002                2003           2002
-------------------------------------------------------------------------------------------     ------------------------------
In thousands, except per share data
Gross revenues                                                    $  520,033  $498,233          $1,031,640       $ 991,529

Costs, expenses and other:
     Costs of revenues                                              348,409    347,898             690,160         690,392
     General and administrative                                     137,232    125,895             268,236         253,128
     Interest (income) expense, net                                 (4,360)     (3,436)             (8,128)         (6,698)
     Other (income) expense, net                                    (6,062)     (2,198)             (1,563)         (1,129)
                                                                  ---------------------          --------------------------
                                                                    475,219    468,159             948,705         935,693
                                                                  ---------------------          --------------------------
Income before income taxes                                           44,814     30,074              82,935          55,836
Income tax expense                                                   15,237      9,925              28,198          18,426
                                                                  ---------------------          --------------------------
Income before equity in earnings of
     unconsolidated affiliates and other                             29,577     20,149              54,737          37,410
Equity in earnings of unconsolidated affiliates and other                20        477                  16             477
                                                                  ---------------------          ---------------------------
Income from continuing operations                                    29,597     20,626              54,753          37,887

Cumulative effect on prior years (to December 31, 2001)
     of changing to a different method of recognizing
     deferred income taxes                                                0          0                   0          45,659
                                                                  ---------------------          ----------------------------


Net income                                                          $29,597    $20,626             $54,753          $83,546

-------------------------------------------------------------------------------------------      ----------------------------


Basic net income per share:
   Income  from continuing operations                             $ 0.25       $ 0.17              $  0.46          $ 0.32
   Cumulative effect of change in accounting principle                -            -                    -             0.39
                                                                  ---------------------          ----------------------------
   Basic net income per share                                     $ 0.25       $ 0.17              $  0.46          $ 0.70
                                                                  =====================          ============================

Diluted net income per share:
   Income from continuing operations                              $ 0.25       $ 0.17              $  0.46           $0.32
   Cumulative effect of change in accounting principle                -            -                    -             0.38
                                                                  ---------------------          ----------------------------
   Diluted net income per share                                   $ 0.25       $ 0.17              $  0.46          $ 0.70
                                                                  =====================          ============================
Shares used in computing net income per share:
          Basic                                                   118,420     118,352              118,261          118,518
          Diluted                                                 119,393     118,944              118,871          119,553


CONSOLIDATED BALANCE SHEET DATA
(Unaudited)
                                                                   June 30,           December 31,
                                                                     2003                 2002
----------------------------------------------------------------------------------------------------
In millions
Cash, cash equivalents and debt investments                         $765                     $681
Investments in marketable equity securities                           53                       65
Investments in non-marketable equity securities and loans             48                       46
Investments in unconsolidated affiliates                             121                      121
Working capital                                                      669                      568
Total assets                                                       2,227                    2,152
Debt including current portion                                        35                       41
Shareholders' equity                                               1,680                    1,598
--------------------------------------------------------------------------------------------------


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SCHEDULE 2 OF 2
SEGMENT INFORMATION
(Unaudited)


                                                                 Three Months Ended June 30     Six Months Ended June 30
                                                                      2003          2002            2003        2002
--------------------------------------------------------------------------------------------  ---------------------------
In thousands

Service revenues:
     Product development                                          $ 251,374     $ 231,231      $  501,410    $ 461,688
     Commercial services                                            138,852       134,434         265,567      281,666
     Informatics                                                          0         7,657               0       20,347
     Eliminations                                                   (10,893)      (12,342)        (18,988)     (23,554)
--------------------------------------------------------------------------------------------  ---------------------------
Total net service revenues                                          379,333       360,980         747,989      740,147

PharmaBio Development
     Commercial rights and royalties                                 32,596        23,001          63,254       37,195
     Investment                                                      11,307         6,333          29,259       11,115
--------------------------------------------------------------------------------------------  ---------------------------
Total PharmaBio Development                                          43,903        29,334          92,513       48,310

Total net revenues                                                  423,236       390,314         840,502      788,457
Reimbursed service costs                                             96,797       107,919         191,138      203,072
--------------------------------------------------------------------------------------------  ---------------------------

Gross revenues                                                    $ 520,033     $ 498,233      $1,031,640    $ 991,529
--------------------------------------------------------------------------------------------  ---------------------------

Contribution (revenues less cost of revenues excluding depreciation and amortization expense except as noted below):

     Product development                                          $ 128,080      $ 115,699     $  254,394    $ 228,112
     Commercial services                                             50,713         49,617         95,623      100,385
     PharmaBio Development (includes amortization
        and depreciation expense noted below)                        13,336          2,743         32,116        7,283
     Informatics                                                          0          3,554              0        8,024
--------------------------------------------------------------------------------------------  ---------------------------
Total contribution                                                $ 192,129      $ 171,613     $  382,133    $ 343,804

--------------------------------------------------------------------------------------------  ---------------------------


Depreciation and amortization expense (excluded from contribution except as noted below):

     Product development                                          $   14,427      $ 14,692    $    29,374    $  29,114
     Commercial services                                               5,875         5,298         10,866       10,514
     PharmaBio Development (included in contribution)                  2,595           716          5,090        1,119
     Informatics                                                           0         1,038              0        2,559
     Corporate                                                           203           250            413          480
--------------------------------------------------------------------------------------------  ---------------------------
Total depreciation and amortization expense                       $   23,100      $ 21,994    $    45,743    $  43,786

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